EXHIBIT 99.1

LHC Group Announces Third Quarter 2013 Results

LAFAYETTE, La., Nov. 6, 2013 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of post-acute care services, today announced its financial results for the three months and nine months ended September 30, 2013.

Financial Results for the Third Quarter

  Net service revenue for the third quarter of 2013 was $164.7 million, compared with $158.9 million for the same period in 2012.
  Net income attributable to LHC Group for the third quarter of 2013 was $5.3 million, compared with $6.3 million for the same period in 2012.
  Diluted earnings per share was $0.31 for the third quarter of 2013, compared with $0.36 for the same period in 2012.

In commenting on the results, Keith G. Myers, LHC Group's chairman and CEO, said, "As usual, through the first nine months of 2013, our dedicated employees have once again exceeded expectations. Our ability to consistently deliver high-quality care to the growing number of patients, families and communities we serve is a testament to the collective talent, work ethic and experience of the growing number of healthcare professionals who make up our LHC Group family. Going forward, we expect the release of the final home health reimbursement rule and rebasing to provide greater clarity surrounding the long-term reimbursement environment. As a result, we believe a period of significant consolidation in the industry will occur over the next several years, and we are prepared to absorb this growth organically through a more diversified and comprehensive post-acute strategy in existing markets and through acquisitions and joint ventures in new markets. We have made significant investments in people and infrastructure over the past several years, and we are well positioned to efficiently and effectively deliver the superior care and service expected by those we serve. We look to the future with optimism and are prepared for the challenges and opportunities ahead."

Financial Results for the Nine Months

  Net service revenue for the nine months ended September 30, 2013, was $493.0 million, compared with $475.7 million for the same period in 2012.
  Net income attributable to LHC Group for the nine months ended September 30, 2013, was $17.4 million, compared with $20.0 million for the same period in 2012.
  Diluted earnings per share was $1.02 for the nine months ended September 30, 2013, compared with $1.10 for the same period in 2012.

Guidance

The Company is reaffirming its full year 2013 guidance issued on August 7, 2013, for net service revenue of $660 million to $670 million and fully diluted earnings per share in the range of $1.25 to $1.35. This guidance includes the impact of sequestration, as well as the impact on the fourth quarter of 2013 from the proposed rule for the Medicare Home Health Prospective Payment System for 2014. The guidance also includes the announced acquisitions of the home health service lines of Addus HomeCare Corp. and AseraCare Home Health. This guidance, however, does not take into account the impact of other future reimbursement changes, if any, future acquisitions or share repurchases, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call

LHC Group will host a conference call Thursday, November 7, 2013, at 11 a.m. Eastern time to discuss its third quarter 2013 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, November 14, 2013, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 69132646. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour after the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of post-acute care, providing quality, cost-effective health care to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of post-acute healthcare services through home health, hospice and community-based service agencies in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	Sept. 30, 2013	Dec. 31, 2012
ASSETS
Current assets:
Cash	$443	$9,720
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $13,995 and $11,863, respectively	92,423	83,951
Other receivables	746	589
Amounts due from governmental entities	1,223	1,596
Total receivables, net	94,392	86,136
Deferred income taxes	11,098	7,671
Prepaid income taxes	3,125	7,436
Prepaid expenses	6,175	6,818
Other current assets	4,774	2,949
Total current assets	120,007	120,730
Property, building and equipment, net of accumulated depreciation of $39,320 and $34,331, respectively	30,561	29,531
Goodwill	194,893	169,150
Intangible assets, net of accumulated amortization of $3,357 and $2,985, respectively	63,199	62,042
Other assets	5,373	5,441
Total assets	$414,033	$386,894

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$19,254	$14,897
Salaries, wages and benefits payable	25,134	29,890
Self insurance reserve	6,868	5,444
Amounts due to governmental entities	3,975	4,979
Total current liabilities	55,231	55,210
Deferred income taxes	29,036	25,129
Income tax payable	3,415	3,415
Revolving credit facility	24,000	19,500
Note payable	1,138	–
Total liabilities	112,820	103,254
Noncontrolling interest- redeemable	11,467	11,426
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,783,323 and 21,578,772 shares issued in 2013 and 2012, respectively	218	216
Treasury stock – 4,690,392 and 4,653,039 shares at cost, respectively	(34,640)	(33,846)
Additional paid-in capital	102,761	100,619
Retained earnings	218,565	201,192
Total LHC Group, Inc. stockholders' equity	286,904	268,181
Noncontrolling interest- non-redeemable	2,842	4,033
Total equity	289,746	272,214
Total liabilities and stockholders' equity	$414,033	$386,894

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net service revenue	$164,748	$158,926	$493,003	$475,742
Cost of service revenue	97,966	91,234	288,223	273,311
Gross margin	66,782	67,692	204,780	202,431
Provision for bad debts	2,708	2,987	9,833	8,395
General and administrative expenses	53,047	52,464	158,827	154,313
Other intangibles impairment charge	–	650	–	650
Operating income	11,027	11,591	36,120	39,073
Interest expense	(430)	(405)	(1,555)	(972)
Non-operating income	54	94	184	108
Income before income taxes and noncontrolling interest	10,651	11,280	34,749	38,209
Income tax expense	3,782	3,388	12,236	12,706
Net income	6,869	7,892	22,513	25,503
Less net income attributable to noncontrolling interest	1,572	1,556	5,140	5,463
Net income attributable to LHC Group, Inc.'s common stockholders	$5,297	$6,336	$17,373	$20,040

Earnings per share – basic:
Net income attributable to LHC Group, Inc.'s common stockholders	$0.31	$0.36	$1.02	$1.11

Earnings per share – diluted:
Net income attributable to LHC Group, Inc.'s common stockholders	$0.31	$0.36	$1.02	$1.10

Weighted average shares outstanding:
Basic	17,083,201	17,656,842	17,035,541	18,121,217
Diluted	17,182,013	17,726,819	17,109,675	18,160,489

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating activities
Net income	$22,513	$25,503
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,958	5,801
Provision for bad debts	9,833	8,395
Stock based compensation expense	2,879	3,398
Deferred income taxes	480	1,552
Loss on sale of assets	17	100
Other intangibles impairment change	–	650
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(18,462)	(7,084)
Prepaid expenses and other assets	(1,114)	2,247
Prepaid income taxes	4,262	13,960
Accounts payable and accrued expenses	645	(6,597)
Net amounts due to/from governmental entities	(631)	135
Net cash provided by operating activities	26,380	48,060

Investing activities
Purchases of property, building, and equipment	(5,997)	(6,508)
Proceeds from sale of assets	–	25
Cash paid for acquisitions, primarily goodwill and intangible assets	(26,920)	(6,764)
Net cash used in investing activities	(32,917)	(13,247)

Financing activities
Proceeds from line of credit	64,500	173,562
Payments on line of credit	(60,000)	(183,297)
Proceeds from employee stock purchase plan	570	587
Proceeds from debt issuance	1,138	–
Noncontrolling interest distributions	(6,286)	(6,582)
Excess tax benefits from vesting of restricted stock	11	–
Redemption of treasury shares	(794)	–
Purchase of additional controlling interest	(1,879)	(126)
Payments on repurchase of common stock	–	(19,017)
Sale of noncontrolling interest	–	80
Net cash used in financing activities	(2,740)	(34,793)
Change in cash	(9,277)	20
Cash at beginning of period	9,720	256
Cash at end of period	$443	$276

Supplemental disclosures of cash flow information
Interest paid	$1,523	$972
Income taxes paid	$18,123	$8,644

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$146,910	$17,838	$164,748	$435,441	$57,562	$493,003
Cost of service revenue	87,082	10,884	97,966	254,924	33,299	288,223
Provision for bad debts	2,651	57	2,708	8,796	1,037	9,833
General and administrative expenses	47,969	5,078	53,047	142,908	15,919	158,827
Operating income	9,208	1,819	11,027	28,813	7,307	36,120
Interest expense	(387)	(43)	(430)	(1,404)	(151)	(1,555)
Non-operating income	36	18	54	115	69	184
Income before income taxes and noncontrolling interest	8,857	1,794	10,651	27,524	7,225	34,749
Income tax expense	3,422	360	3,782	11,062	1,174	12,236
Net income	5,435	1,434	6,869	16,462	6,051	22,513
Less net income attributable to noncontrolling interest	1,279	293	1,572	4,094	1,046	5,140
Net income attributable to LHC Group, Inc.'s common stockholders	$4,156	$1,141	$5,297	$12,368	$5,005	$17,373

Total assets	$379,340	$34,693	$414,033	$379,340	$34,693	$414,033

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$140,256	$18,670	$158,926	$419,847	$55,895	$475,742
Cost of service revenue	80,579	10,655	91,234	240,347	32,964	273,311
Provision for bad debts	2,669	318	2,987	7,626	769	8,395
General and administrative expenses	47,110	5,354	52,464	137,902	16,411	154,313
Other intangibles impairment charge	250	400	650	250	400	650
Operating income	9,648	1,943	11,591	33,722	5,351	39,073
Interest expense	(364)	(41)	(405)	(874)	(98)	(972)
Non-operating income	74	20	94	77	31	108
Income before income taxes and noncontrolling interest	9,358	1,922	11,280	32,925	5,284	38,209
Income tax expense	3,213	175	3,388	11,641	1,065	12,706
Net income	6,145	1,747	7,892	21,284	4,219	25,503
Less net income attributable to noncontrolling interest	1,308	248	1,556	4,826	637	5,463
Net income attributable to LHC Group, Inc.'s common stockholders	$4,837	$1,499	$6,336	$16,458	$3,582	$20,040

Total assets	$352,941	$34,557	$387,498	$352,941	$34,557	$387,498

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Key Data:
Home-Based Services:
Home Health
Locations	255	238	255	238
Acquired	4	2	23	2
De novo	0	1	0	1
Total new admissions	30,221	27,301	92,260	81,495
Medicare new admissions	21,078	18,415	63,311	55,298
Average daily census	33,527	32,605	34,506	32,764
Average Medicare daily census	25,505	24,279	26,109	24,618
Medicare completed and billed episodes	45,804	41,699	133,803	125,466
Average Medicare case mix for completed and billed Medicare episodes	1.28	1.25	1.27	1.25
Average reimbursement per completed and billed Medicare episodes	$2,339	$2,337	$2,315	$2,337
Total visits	908,718	883,257	2,682,906	2,677,956
Total Medicare visits	686,295	637,310	2,024,478	1,948,929
Average visits per completed and billed Medicare episodes	15.0	15.3	15.1	15.5
Organic growth: (1)
Net revenue	-2.4%	1.7%	-2.9%	-1.1%
Net Medicare revenue	1.5%	-1.9%	-0.6%	-4.5%
Total new admissions	1.0%	3.0%	3.0%	5.0%
Medicare new admissions	3.7%	-1.8%	3.7%	0.9%
Average daily census	-2.4%	3.2%	-1.0%	-1.4%
Average Medicare daily census	-0.7%	0.3%	-0.2%	-4.1%
Medicare completed and billed episodes	3.8%	0.7%	1.2%	-2.0%

Hospice
Locations	34	32	34	32
Acquired	0	0	2	0
Admissions	1,252	1,117	3,736	3,298
Average daily census	1,144	1,021	1,121	984
Patient days	105,274	93,972	305,962	269,500
Average revenue per patient day	$135	$138	$136	$138

Facility-Based Services:
Long-term Acute Care
Locations	9	9	9	9
Patient days	15,321	15,335	46,722	47,348
Average revenue per patient day	$1,118	$1,172	$1,172	$1,143

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com